Exhibit 99.3

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2011, the three months ended December 30, 2011 and nine months ended September 30, 2012 have been adjusted to give effect to the transactions described in Note 1 to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results that Rentech, Inc. (the “Company” or “Rentech”) would have achieved had the transactions described herein actually taken place at the dates indicated, and do not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the Company’s audited consolidated financial statements and accompanying notes as of and for the three months ended December 31, 2011, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Transition Report on Form 10-K for the three-month transition period ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on March 15, 2012, (ii) the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended September 30, 2011, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, which was filed with the SEC on December 14, 2011, (iii) the Company’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2012, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, which was filed with the SEC on November 8, 2012, (iv) the restated, audited financial statements of Agrifos Fertilizer L.L.C. (“Agrifos Fertilizer”) for the years ended December 31, 2011, 2010 and 2009, included in this Form 8-K/A as Exhibit 99.1, and (v) Agrifos Fertilizer’s restated, unaudited financial statements for the nine months ended September 30, 2012 and 2011, included in this Form 8-K/A as Exhibit 99.2.

The pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The pro forma adjustments and certain assumptions are described in the accompanying notes. Pro forma adjustments are those that are directly attributable to the transaction, are factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the consolidated results. The final purchase price related to the Acquisition, as defined in Note 1, and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statements after the valuation is finalized by the Company, final working capital adjustments are performed and a determination of the earn-out consideration is known. The pro forma condensed combined financial statements do not include adjustments relating to any possible revenue enhancements, expense efficiencies, or other actions that may result from this transaction. In addition to those for the Acquisition, pro forma adjustments include the adjustments relating to the Offering, as defined in Note 1.

The pro forma financial information has been prepared using the acquisition method of accounting. Accordingly, the assets and liabilities of Agrifos Fertilizer are adjusted to their estimated fair values as of September 30, 2012. The estimates of fair value are preliminary and are dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive valuation. Accordingly, actual adjustments to the consolidated balance sheet and statements of operations will differ, perhaps materially, from those reflected in the pro forma financial information because the assets and liabilities of Agrifos Fertilizer will be recorded at their respective fair values on the date the acquisition described below was consummated and the preliminary assumptions used to estimate these fair values may change.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF SEPTEMBER 30, 2012

	Actual as of September 30, 2012		Pro Forma		Pro Forma As of September 30,
	Rentech	Agrifos Fertilizer	Adjustments		2012
	(in thousands)
		(Restated)
ASSETS
Current assets:
Cash	$238,506	$1,333	$(30,300	)(a)	$253,541
			(27,317	)(b)
			184,490	(c)
			(6,931	)(d)
			(98,893	)(e)
			(7,347	)(f)
Accounts receivable	6,264	8,932	—		15,196
Inventories	6,741	13,717	99	(g)	16,595
			(3,962	)(h)
Prepaid expenses and other current assets	5,036	260	—		5,296
Deferred income taxes	4,069	61	(61	)(i)	4,069
Other receivables, net	3,835	63	—		3,898

Total current assets	264,451	24,366	9,778		298,595
Property, plant and equipment, net	64,064	43,763	33,795	(e)	145,584
			3,962	(h)
Construction in progress	45,734	8,085	82	(e)	53,901
Other assets:
Deposits and other assets	1,205	334	(173	)(e)	1,257
			(109	)(j)
Patents, net	8,839	—	—		8,839
Goodwill	7,209	—	52,510	(e)	59,719
Intangible assets	—	—	24,336	(e)	24,336
Debt issuance costs	3,787	410	(410	)(a)	7,156
			(1,645	)(b)
			5,014	(d)

Total other assets	21,040	744	79,523		101,307

Total assets	$395,289	$76,958	$127,140		$599,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,904	$11,223	$—		$19,127
Accrued payroll and benefits	6,009	—	—		6,009
Accrued liabilities	15,242	3,478	(128	)(a)	18,401
			(191	)(b)
Deferred revenue	25,949	4,161	—		30,110
Accrued interest	1,223	—	(136	)(b)	1,087
Interest rate swaps	88	—	—		88
Credit facilities/term loan	—	10,027	(10,027	)(a)	5,813
			5,813	(c)
Convertible debt	53,658	—	—		53,658

Total current liabilities	110,073	28,889	(4,669)		134,293
Long-term liabilities:
Credit facilities/term loan	26,990	20,145	(20,145	)(a)	178,677
			(26,990	)(b)
			178,677	(c)
Deferred income taxes	4,069	1,854	(1,854	)(i)	4,069
Interest rate swaps	815	—	—		815
Other	501	3,294	6,207	(e)	10,002

Total long-term liabilities	32,375	25,293	135,895		193,563

Total liabilities	142,448	54,182	131,226		327,856

Stockholders’ equity:
Common stock	2,203	—	—		2,203
Additional paid-in capital	568,506	—	12,479	(e)	582,335
			1,350	(k)
Accumulated deficit	(359,282)	—	(986	)(b)	(361,417)
			(1,149	)(d)
Member’s equity	—	22,776	(410	)(a)	—
			(14,550	)(e)
			(7,347	)(f)
			99	(g)
			1,793	(i)
			(109	)(j)
			(2,252	)(k)

Total Rentech stockholders’ and member’s equity	211,427	22,776	(11,082)		223,121
Noncontrolling interests	41,414	—	(659	)(b)	48,410
			(768	)(d)
			7,521	(e)
			902	(k)

Total equity	252,841	22,776	(4,086)		271,531

Total liabilities and stockholders’ and member’s equity	$395,289	$76,958	$127,140		$599,387

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2011

	Actual Fiscal Year Ended September 30, 2011 Rentech	Pro Forma IPO Adjustments		Subtotal	Actual Fiscal Year Ended December 31, 2011 Agrifos Fertilizer	Pro Forma Adjustments		Pro Forma Fiscal Year Ended September 30, 2011
	(in thousands, except per share data)
					(Restated)
Revenues
Product sales	$179,857	$—		$179,857	$146,897	$—		$326,754
Service revenues	206	—		206	—	—		206

Total revenues	180,063	—		180,063	146,897	—		326,960

Cost of sales

Product	103,286	—		103,286	150,912	(188	)(g)	257,202
						(1,521	)(h)
						4,713	(i)
Service	200	—		200	—	—		200

Total cost of sales	103,486	—		103,486	150,912	3,004		257,402

Gross profit (loss)	76,577	—		76,577	(4,015)	(3,004)		69,558

Operating expenses
Selling, general and administrative expense	28,004	149	(a)	30,072	7,826	1,521	(h)	40,228
		1,997	(b)			809	(j)
		(78	)(c)
Research and development	30,009	—		30,009	—	—		30,009
Depreciation	2,225	—		2,225	—	—		2,225
Loss on impairments	58,742	—		58,742	—	—		58,742
Advance for equity investment	(7,892)	—		(7,892)	—	—		(7,892)
(Gain) loss on disposal of property, plant and equipment	523	—		523	(159)	—		364

Total operating expenses	111,611	2,068		113,679	7,667	2,330		123,676

Operating (loss)	(35,034)	(2,068)		(37,102)	(11,682)	(5,334)		(54,118)

Other income (expense), net
Interest income	134	—		134	—	—		134
Interest expense	(16,666)	13,737	(d)	(2,929)	(705)	(6,117	)(k)	(10,198)
						(1,152	)(l)
						705	(m)
Loss on debt extinguishment	(13,816)	13,816	(e)	—	—	—		—
Other income (expense), net	3	—		3	—	—		3

Total other expense, net	(30,345)	27,553		(2,792)	(705)	(6,564)		(10,061)

Income (loss) before income taxes	(65,379)	25,485		(39,894)	(12,387)	(11,898)		(64,179)
Income tax (benefit) expense	3	—		3	(450)	536	(n)	89

Net income (loss)	(65,382)	25,485		(39,897)	(11,937)	(12,434)		(64,268)
Net (income) loss attributable to noncontrolling interests	1,099	(26,303	)(f)	(25,204)	—	9,191	(f)	(16,013)

Net loss attributable to Rentech	$(64,283)	$(818)		$(65,101)	$(11,937)	$(3,243)		$(80,281)

Net loss per common share attributable to Rentech:
Basic	$(0.29)							$(0.36)
Diluted	$(0.29)							$(0.36)
Weighted-average units used to compute net loss per common share:
Basic	222,664							222,664
Diluted	222,664							222,664

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2011

	Actual Three Months Ended December 31, 2011 Rentech	Pro Forma IPO Adjustments		Subtotal	Actual Three Months Ended December 31, 2011 Agrifos Fertilizer	Pro Forma Adjustments		Pro Forma Three Months Ended December 31, 2011
	(in thousands, except per share data)
					(Restated)
Revenues
Product sales	$63,014	$—		$63,014	$37,293	$—		$100,307
Service revenues	52	—		52	—	—		52

Total revenues	63,066	—		63,066	37,293	—		100,359

Cost of sales

Product	37,460	—		37,460	40,968	(161	)(g)	78,739
						(410	)(h)
						882	(i)
Service	50	—		50	—	—		50

Total cost of sales	37,510	—		37,510	40,968	311		78,789

Gross profit (loss)	25,556	—		25,556	(3,675)	(311)		21,570

Operating expenses
Selling, general and administrative expense	10,498	19	(a)	10,953	1,803	410	(h)	13,370
		436	(b)			204	(j)
Research and development	4,202	—		4,202	—	—		4,202
Depreciation	566	—		566	—	—		566
Loss on impairments	583	—		583	—	—		583
Gain loss on disposal of property, plant and equipment	(507)	—		(507)	(399)	—		(906)

Total operating expenses	15,342	455		15,797	1,404	614		17,815

Operating income (loss)	10,214	(455)		9,759	(5,079)	(925)		3,755

Other income (expense), net
Interest income	49	—		49	—	—		49
Interest expense	(4,098)	1,941	(d)	(2,157)	(169)	(1,484	)(k)	(3,922)
						(281	)(l)
						169	(m)
Loss on debt extinguishment	(10,263)	10,263	(e)	—	—	—		—
Other income (expense), net	2	—		2	—	—		2

Total other expense, net	(14,310)	12,204		(2,106)	(169)	(1,596)		(3,871)

Income (loss) before income taxes	(4,096)	11,749		7,653	(5,248)	(2,521)		(116)
Income tax (benefit) expense	2	—		2	(853)	875	(n)	24

Net income (loss)	(4,098)	11,749		7,651	(4,395)	(3,396)		(140)
Net (income) loss attributable to noncontrolling interests	(4,433)	(4,227	)(f)	(8,660)	—	2,932	(f)	(5,728)

Net income (loss) attributable to Rentech	$(8,531)	$7,522		$(1,009)	$(4,395)	$(464)		$(5,868)

Net income (loss) per common share attributable to Rentech:
Basic	$(0.04)							$(0.03)
Diluted	$(0.04)							$(0.03)
Weighted-average units used to compute net income (loss) per common share:
Basic	224,414							224,414
Diluted	224,414							224,414

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

	Actual Nine Months Ended September 30, 2012 Rentech	Actual Nine Months Ended September 30, 2012 Agrifos Fertilizer	Pro Forma Adjustments		Pro Forma Nine Months Ended September 30, 2012
	(in thousands, except per share data)
		(Restated)
Revenues

Product sales	$169,311	$119,916	$—		$289,227
Service revenues	154	—	—		154

Total revenues	169,465	119,916	—		289,381

Cost of sales
Product	65,984	112,263	89	(g)	180,603
			(1,268	)(h)
			3,535	(i)
Service	150	—	—		150

Total cost of sales	66,134	112,263	2,356		180,753

Gross profit (loss)	103,331	7,653	(2,356)		108,628

Operating expenses
Selling, general and administrative expense	33,832	7,141	1,268	(h)	40,692
			607	(j)
			(2,156	)(o)
Research and development	14,675	—	—		14,675
Depreciation	2,486	—	—		2,486
Other	(292)	—	—		(292)

Total operating expenses	50,701	7,141	(281)		57,561

Operating (loss)	52,630	512	(2,075)		51,067

Other income (expense), net
Interest income	196	—	—		196
Interest expense	(5,288)	(864)	173	(d)	(10,220)
			(4,288	)(k)
			(817	)(l)
			864	(m)
Loss on interest rate swaps	(907)	—	—		(907)
Other income (expense), net	59	1,000	—		1,059

Total other expense, net	(5,940)	136	(4,068)		(9,872)

Income (loss) before income taxes	46,690	648	(6,143)		41,195
Income tax (benefit) expense	1,243	3,047	(2,949	)(n)	1,341

Income (loss) from continuing operations	45,447	(2,399)	(3,194)		39,854
Income from discontinued operations, net of tax	134	—	—		134

Net income (loss)	45,581	(2,399)	(3,194)		39,988
Net (income) loss attributable to noncontrolling interests	(35,056)	—	1,473	(f)	(33,583)

Net income (loss) attributable to Rentech	$10,525	$(2,399)	$(1,721)		$6,405

Net income (loss) per common share attributable to Rentech:
Basic:
Continuing operations	$0.05				$0.03
Discontinued operations	0.00				0.00

Net income (loss)	$0.05				$0.03

Diluted:
Continuing operations	$0.04				$0.03
Discontinued operations	0.00				0.00

Net income (loss)	$0.04				$0.03

Weighted-average units used to compute net income (loss) per common share:
Basic	223,572				223,572
Diluted	232,773				232,773

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

RENTECH, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(1) Organization and Basis of Presentation

Rentech Nitrogen Partners, L.P. (the “Partnership”) is an indirect majority-owned subsidiary of the Company. On November 1, 2012, the Partnership acquired (the “Acquisition”) 100% of the membership interest of Agrifos LLC (“Agrifos”). The purchase price for Agrifos and its subsidiaries consisted of an initial purchase price of approximately $138.6 million in cash and $20.0 million in common units representing limited partnership interests in the Partnership (the “Common Units”), as well as potential earn-out consideration of up to $50.0 million to be paid in Common Units or cash at the Partnership’s option. Earn-out consideration would be calculated based on the amount by which the two-year Adjusted EBITDA (as defined in the purchase agreement) of the Partnership’s facility in Pasadena, Texas that was acquired in the Acquisition (the “Pasadena Facility”) exceeds certain Adjusted EBITDA thresholds. The potential additional consideration would be paid after April 30, 2015 and computation of the relevant calculations.

On November 1, 2012, in connection with the Acquisition, the Partnership entered into a $300.0 million credit agreement (the “Credit Agreement”) which amended and restated in its entirety the Partnership’s existing $135.0 million credit agreement. The Credit Agreement consists of (i) a $155.0 million term loan facility used to fund the cash purchase price of the Acquisition (the “Term Loan Facility”), (ii) a $110.0 million multiple draw term loan (the “Capital Expenditures Facility”) of which (a) $100.0 million can be used to finance capital expenditures related to an ammonia production and storage capacity expansion project at the Partnership’s facility in East Dubuque, Illinois (the “East Dubuque Facility”) and (b) $10.0 million can be used to finance capital expenditures related to the Pasadena Facility and (iii) a $35.0 million revolving facility that can be used for seasonal working capital needs, letters of credit and for general corporate purposes (the “Working Capital Facility”).

The Credit Agreement has a maturity date of October 31, 2017. Borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at the borrowers’ option, either (a) in the case of base rate borrowings, a rate equal to the highest of (1) the prime rate, (2) the federal funds rate plus 0.5% or (3) LIBOR for an interest period of three months plus 1.00% or (b) in the case of LIBOR borrowings, the offered rate per annum for deposits of dollars for the applicable interest period on the day that is two business days prior to the first day of such interest period. The applicable margin for borrowings under the Credit Agreement will be 2.75% with respect to base rate borrowings and 3.75% with respect to LIBOR borrowings. Additionally, the borrowers are required to pay a fee to the lenders under the Capital Expenditures Facility on the undrawn portion available at a rate of 0.75% per annum and a fee to the lenders under the Working Capital Facility on the undrawn portion available at a rate of 0.50% per annum. The borrowers are also required to pay customary letter of credit fees on issued letters of credit.

On November 9, 2011, the Partnership completed its initial public offering (the “Offering”) of 15,000,000 Common Units at a public offering price of $20.00 per common unit. The Common Units sold to the public in the Offering represented 39.2% of the Common Units outstanding as of the closing of the Offering. Rentech Nitrogen Holdings, Inc. (“RNHI”), the Company’s indirect wholly-owned subsidiary, retained the remaining 60.8% of the Common Units and Rentech Nitrogen GP, LLC (the “General Partner”), RNHI’s wholly-owned subsidiary, owns 100% of the non-economic general partner interest in the Partnership. The Partnership’s assets at the closing of the Offering consisted of all of the equity interests of Rentech Energy Midwest Corporation (“REMC”), which owns the East Dubuque Facility. At the Offering, REMC was converted into a limited liability company.

The unaudited pro forma condensed combined financial statements have been derived from the audited and unaudited historical financial statements of the Company and Agrifos Fertilizer. Agrifos is a pass-through entity with no operations which owns 100% of Agrifos Fertilizer. Agrifos Fertilizer owns and operates the Pasadena Facility. Agrifos Fertilizer’s statement of operations for the three months ended December 31, 2011 was derived by deducting the statement of operations for the nine months ended September 30, 2011 from the statement of operations for the year ended December 31, 2011.

The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2011 includes Agrifos Fertilizer’s statement of operations for the year ended December 31, 2011. SEC regulations allow the combining of statements of operations with different year ends when the fiscal year ends for such statements of operations differ by no more than 93 days.

The pro forma adjustments have been prepared as if the transactions described above had taken place on September 30, 2012 in the case of the unaudited pro forma condensed combined balance sheet, or as of October 1, 2010 in the case of the unaudited pro forma condensed combined statements of operations.

The Acquisition is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method. Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values. The Company has made estimates and assumptions in determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements. These estimates are based on key assumptions of the Acquisition. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on Agrifos Fertilizer’s assets acquired and liabilities assumed at the consummation of the Acquisition.

(2) Preliminary Allocation of Purchase Price and Calculation of Goodwill

As discussed in note 1, the Company has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates and valuations. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented. A final determination of fair values will be based on the assets acquired and the liabilities assumed of Agrifos Fertilizer at the consummation of the Acquisition.

The preliminary purchase price consisted of the following (amounts in thousands):

Cash (through borrowings under the Credit Agreement)	$138,564
Fair market value of Common Units issued	20,000
Estimate of potential earn-out consideration	6,207

Total preliminary purchase price	$164,771

The Company’s preliminary purchase price allocation as of September 30, 2012 is as follows (amounts in thousands):

Cash	$1,333
Accounts receivable	8,932
Inventories	9,755
Prepaid expenses and other current assets	259
Other receivables, net	63
Property, plant and equipment	81,520
Construction in progress	8,167
Intangible assets (Technology - $21,313 and Marketing Agreement - $3,023)	24,336
Goodwill	52,510
Other assets	52
Accounts payable	(11,223)
Accrued liabilities	(3,478)
Deferred revenue	(4,161)
Asset retirement obligation	(1,662)
Other long-term liabilities	(1,632)

Total preliminary purchase price	$164,771

(3) Pro Forma Condensed Combined Balance Sheet Adjustments and Assumptions

(a) Reflects the repayment in full of Agrifos Fertilizer’s existing credit facilities and term loan, including accrued interest, in the amount of $30.3 million and write-off of debt issuance costs of $0.7 million.

(b) Reflects the repayment in full of the Partnership’s existing credit facilities, including accrued interest, in the amount of $27.1 million and write-off of debt issuance costs of $1.6 million.

(c) Reflects borrowings under the Credit Agreement which consisted of $155.0 million under the Term Loan Facility and approximately $29.5 million under the Capital Expenditures Facility.

(d) Reflects expenses related to the Acquisition of $1.9 million, deferred financing costs of $5.0 million associated with the Credit Agreement and immaterial syndication expenses.

(e) Reflects the increase in historical cost of certain assets acquired and liabilities assumed to reflect their fair value, plus estimated earn-out consideration which would be paid after April 30, 2015 and the completion of the relevant calculations in either Common Units or cash at the option of the Partnership, and the issuance of 538,793 Common Units in connection with the Acquisition valued at $20.0 million based on the 30-day volume-weighted average price of the Common Units prior to signing the acquisition agreement.

(f) Reflects bonus payments to certain Agrifos Fertilizer executives.

(g) Reflects adjustment to Agrifos’ inventories due to changing from standard costing for inventories to first-in first-out method to conform with the Partnership’s method of reporting.

(h) Reclassification of Agrifos Fertilizer spare parts from inventories to property, plant and equipment to conform with the Partnership’s method of reporting.

(i) Reflects the elimination of historical deferred income taxes.

(j) Reflects the elimination of historical note receivable and deposit recorded on Agrifos Fertilizer’s books which were excluded from the Acquisition.

(k) Reflects the elimination of historical member’s equity in Agrifos Fertilizer.

(4) Pro Forma Condensed Combined Statement of Operations Adjustments and Assumptions

(a) Reflects increase in salaries for named executive officers who provide services to the Company and the Partnership and named executive officers who provide services to the Partnership.

(b) Reflects stock-based compensation expense on grants of Partnership phantom units.

(c) Reflects the elimination of a historical fee related to REMC’s term loan that was terminated in connection with the Offering.

(d) Reflects the elimination of historical interest expense related to the term loan that was repaid in connection with the Offering and previous term loans.

(e) Reflects the elimination of historical loss on debt extinguishment.

(f) Reflects net income attributable to noncontrolling interests, which represents the portion of results of operations in the Partnership not attributable, directly or indirectly, to the Company.

(g) Reflects adjustment to Agrifos Fertilizer’s inventories due to changing from standard costing for inventories to first-in first-out method.

(h) Reclassification of certain Agrifos Fertilizer department expenses from cost of sales to selling, general and administrative expense to conform with the Partnership’s presentation of costs.

(i) Reflects increase in depreciation and amortization expense due to increase in values of property, plant and equipment and intangible assets.

(j) Reflects the estimated commitment fee of 0.75% on the estimated unused portion of the $110.0 million Capital Expenditures Facility and 0.5% on the estimated unused portion of the $35.0 million Working Capital Facility.

(k) Reflects estimated interest expense on outstanding borrowings under the Credit Agreement. Interest was determined based on a rate of 3.96%.

(l) Reflects the estimated amortization of related debt issuance costs of the Credit Agreement over a five year period.

(m) Reflects the elimination of historical interest expense related to Agrifos Fertilizer’s credit facility and term loan.

(n) Reflects the elimination of historical income tax expense, except for Texas franchise tax.

(o) Reflects the elimination of transaction costs for the Acquisition incurred through September 30, 2012.

(5) Pro Forma Net Income Per Common Share Attributable to Rentech

Basic pro forma income (loss) per common share attributable to Rentech is calculated by dividing net income (loss) attributable to Rentech by the weighted average number of common shares outstanding for the period. Diluted pro forma net income (loss) per common share attributable to Rentech is calculated by dividing net income (loss) attributable to Rentech by the weighted average number of common shares outstanding plus the dilutive effect, calculated using the “treasury stock” method for the unvested restricted stock units, outstanding stock options and warrants and using the “if converted” method for the convertible debt.